                                                               EXHIBIT (2)(a)(4)

                     THE CENTRAL EUROPEAN EQUITY FUND, INC.

                             ARTICLES SUPPLEMENTARY

                  THE CENTRAL EUROPEAN EQUITY FUND, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

                  FIRST: Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL"), the Corporation, by resolutions of its Board of Directors (the "Board of Directors") duly adopted at a meeting duly called and held on December 9, 1999, has elected to become subject to Sections 3-804 and 3-805 of the MGCL.

                  SECOND: The resolutions described above provide that, notwithstanding any other provision in the charter or By-Laws of the Corporation to the contrary, the Corporation elects to be subject to Sections 3-804 and 3-805 of the MGCL, the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the MGCL.

                  THIRD: These Articles Supplementary have been approved by the Board of Directors of the Corporation in the manner and by the vote required by law.

                  FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                                                               EXHIBIT (2)(a)(4)

                  IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this forteenth day of December, 1999.

                                    THE CENTRAL EUROPEAN EQUITY FUND, INC.

                                    By:/s/ Paul Higgings                  (SEAL)
                                       -----------------------------------
                                     Name: Paul Higgins
                                     Title: President

Witness:

/s/ Robert Gambee
-------------------
Name: Robert Gambee
Title: Secretary